Exhibit 1


                                   AGREEMENT

                  THIS AGREEMENT ("Agreement"), dated as of May 10, 1999, is among International Specialty Products Inc. and the other parties signatory hereto (collectively, the "Investors") with respect to shares of common stock (the "Shares") of Life Technologies, Inc., a Delaware corporation (the "Company).

                                    RECITALS:

                  WHEREAS, as of the date hereof, each of the parties hereto owns or controls, directly or indirectly, that number of Shares set forth after its name on the signature pages to this Agreement;

                  WHEREAS, each of the parties hereto is party to one or more agreements with certain of the Investors with respect to Shares of the Company, which agreements have been described in certain Schedule 13D filings previously made by the applicable Investors (collectively, the "Previous Agreements"); and

                  WHEREAS, the parties hereto desire to extend the term of each of the Previous Agreements.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Each of the Previous Agreements is hereby amended such that each of the covenants and agreements contained therein subject to expiration shall remain in effect and be binding on the parties thereto through and until December 31, 1999.

2. Each of the Previous Agreements, as amended hereby, shall remain in full force and effect.

3. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [signature pages to follow]




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                  IN WITNESS WHEREOF, the undersigned have duly executed this
Agreement as of the date written above.


                               ------------------------------------------------
                               Thomas W. Smith

                               Shares owned: 70,000
                               Shares controlled: 826,900



                               PRESCOTT INTERNATIONAL PARTNERS, L.P.

                               By:
                                   --------------------------------------------
                                        Thomas W. Smith, General Partner



                               By:
                                   --------------------------------------------
                                        Thomas N. Tryforos, General Partner

                               Shares owned: 19, 950



                               PRESCOTT ASSOCIATES

                               By:
                                   --------------------------------------------
                                        Thomas W. Smith, General Partner



                               By:
                                   --------------------------------------------
                                        Thomas N. Tryforos, General Partner

                               Shares owned: 331,650



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
                               IDOYA PARTNERS

                               By:
                                   --------------------------------------------
                                        Thomas W. Smith, General Partner



                               By:
                                   --------------------------------------------
                                        Thomas N. Tryforos, General Partner

                               Shares owned: 405,000



                               JACK MCKENZIE TRUST UNDER AGREEMENT DATED
                               APRIL 12, 1992

                               By:
                                   --------------------------------------------
                                        Thomas W. Smith, as Trustee

                               Shares owned: 150



                               LEO CARROLL WOLFENSOHN TRUST UNDER AGREEMENT
                               DATED MARCH 9, 1994

                               By:
                                   --------------------------------------------
                                        Thomas W. Smith, as Trustee

                               Shares owned: 150



                                       35
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                               THE COHEN REVOCABLE TRUST

                               By:
                                   --------------------------------------------
                                    Name:
                                    Title:

                               Shares owned: 397,100



                               BEAR, STEARNS & CO. INC.

                               By:
                                   --------------------------------------------
                                    Name:
                                    Title:

                               Shares owned:  No less than 300,000

                               Notwithstanding the third paragraph of this Agreement, Bear, Stearns & Co. Inc. shall be permitted to make sales of Shares pursuant to its market-making activities so long as Bear, Stearns continues to own at all times during the term of such paragraph no less than 300,000 Shares.



                               INTERNATIONAL SPECIALTY PRODUCTS INC.

                               By:
                                   --------------------------------------------
                                    Name:
                                    Title:

                               Shares owned: 3,506,270



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                               FREDERICK R. ADLER INTANGIBLE ASSET MANAGEMENT
                               TRUST

                               By:
                                   --------------------------------------------
                                        Susan R. Chapman
                                        Trustee

                               Shares owned: 713,395




                               ------------------------------------------------
                               A. Chang

                               Shares owned: 135,500



                               YORK CAPITAL MANAGEMENT, L.P.,
                               by Dinan Management, L.L.C.,
                               its General Partner

                               By:
                                   --------------------------------------------
                                        James G. Dinan
                                        Senior Managing Member

                               Shares owned: 78,700



                               JGD MANAGEMENT CORP.

                               By:
                                   --------------------------------------------
                                        James G. Dinan
                                        President

                               Shares controlled: 23,100



                                       37
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                               YORK INVESTMENT, LTD.

                               By:
                                   --------------------------------------------
                                        Anthony L.M. Inder Reiden
                                        Director

                               Shares owned: 129,600



















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